Exhibit 10.2

Name of Participant	[ ]
Percentage of Incentive Pool	[ ]
Grant Date	[ ]

PARATEK PHARMACEUTICALS, INC.

REVENUE PERFORMANCE INCENTIVE PLAN

AwARd AGREEMENT

THIS AWARD AGREEMENT (this “Award Agreement”), effective as of the grant date set forth above (the “Grant Date”), is made pursuant to the Paratek Pharmaceuticals, Inc. Revenue Performance Incentive Plan, as amended from time to time (the “Plan”), and is entered into by and between Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth above (the “Participant”).  Unless otherwise specified, capitalized terms used in this Award Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan.

THE PARTIES HERETO AGREE AS FOLLOWS:

1.Award.  Pursuant to the Plan, the Company hereby grants to the Participant an award entitling the Participant to the percentage of the Incentive Pool specified above, subject to the terms and conditions set forth herein and in the Plan (the “Award”).

2.Expiration Date.  The Award, if not earlier forfeited, cancelled or otherwise terminated, will automatically terminate on December 31, 2026, and no amount will become payable in respect of the Award after such date other than any amounts payable in the first quarter of 2027 under Section 9 of the Plan following the achievement of the Tranche 2 milestone on or prior to December 31, 2026.

3.Binding Effect.  Subject to the limitations set forth in this Award Agreement and the Plan, this Award Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

4.Taxes.

(a)Withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights to receive any amounts payable hereunder will be reduced by such amounts as are required to satisfy withholding of all federal, state, local or other taxes required to be withheld, in each case, if any.

(b)Tax Advice.  The Participant expressly acknowledges and agrees that the Company has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by the Award, this Award Agreement, or the

Plan, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

5.Successors and Assigns.  The rights, duties, and obligations under this Award Agreement and the Plan may not be assigned by the Participant and the Company, except that this Award Agreement shall be assignable by the Company to any successor entity, including an entity acquiring all, or substantially all, of the assets of the Company.  The provisions of this Award Agreement shall be binding on any such assignee.

6.Entire Agreement; Amendments.  This Award Agreement and the Plan constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no agreements, understandings, specific restrictions, warranties, or representations relating to said subject matter between the parties other than those set forth herein or herein provided for.  In the event of any inconsistency between the Plan and this Award Agreement, the terms and conditions of this Award Agreement shall control.  This Award Agreement may be amended only in accordance with Section 12 of the Plan.

7.Waivers.  The failure of a party to insist upon strict performance of any provision of this Award Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.  In the event of any ambiguity in this Award Agreement or any matters as to which this Award Agreement is silent, the Plan will govern.

8.Invalidity.  In the event that any one or more of the provisions of this Award Agreement or any word, phrase, clause, sentence, or other portion thereof shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Award Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

9.Governing Law.  The validity, construction and effect of this Award Agreement, and of any determinations or decisions made by the Administrator relating to this Award Agreement, and the rights of any and all Persons having, or claiming to have, any interest under this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.  Except as otherwise specified in an employment agreement between the Participant and the Employer, any suit with respect to this Award Agreement will be brought in the federal or state courts in the districts which include the State of Massachusetts, and the Participant agrees and submits to the personal jurisdiction and venue thereof.

10.Counterparts.  This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including “pdf”), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

11.Further Representations and Acknowledgements of the Participant.

(a)The Participant hereby represents that he or she has read the Plan and is familiar with the Plan’s terms.  The Participant hereby acknowledges that he or she has carefully read this Award Agreement and agrees, on behalf of himself or herself and on behalf of his/her beneficiaries, estate and permitted assigns, to be bound by all of the provisions set forth herein and that the Award is subject to all of the terms and provisions of this Award Agreement and of the Plan, as each may be amended in accordance with its terms.

(b)The Participant acknowledges that nothing in this Award Agreement alters the nature of his or her Employment with the Company.  The Participant acknowledges having been afforded a reasonable opportunity to consult with financial or legal advisors regarding the consequences of the Participant’s acceptance of the grant on the terms and conditions set forth in this Award Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement on the day and year first above written.